EXHIBIT 4.2

                             Subscription Agreement

                           Guitron International Inc.

                                  Common Stock

      1. Subscription. The undersigned hereby applies to purchase the number of shares stated below of the common stock, $.001 par value of Guitron International, Inc. (the "Company"). This purchase is being made in accordance with the terms and conditions of the Company's prospectus, dated ___________, 2001, (the "Prospectus") in accordance with which the shares have been offered to the undersigned. This subscription may be accepted or rejected in whole or in part by the Company. The Company has the right, exercisable in its sole and absolute discretion, to accept subscriptions in whole or in part, as it may determine.

      2. Representations by Undersigned. The undersigned represents and warrants the following to be true and correct:

         (a) the undersigned has received the Prospectus.

         (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

         (c) the undersigned recognizes that an acquisition of the Company's shares involves a high degree of risk;

         (d) if an individual, the undersigned is 21 years of age or over and is a bona fide resident of the state or province set forth in the residence address which such individual has set forth below; and

         (e) all of the representations of the undersigned herein are true and accurate, and the Company and the officers and directors of the Company will and may, without further investigation, rely on such representations.

      3. Payment of Subscription. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by money order, certified, bank or cashier's check, payable to "Continental Stock Transfer, Escrow Agent for Guitron International Inc." The undersigned hereby authorizes and directs the officers of the Company to pay the funds delivered herewith to Continental Stock Transfer and Trust Company, to the extent that the undersigned's subscription has been accepted.

      The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

      4. Continuing Accuracy of Representations. The undersigned agrees to notify the Company immediately if any of the statements described above made herein shall become untrue. Until such notification is given, the Company will be entitled to rely on the accuracy of the information set forth herein.

      5. Ownership. The undersigned's interest will be owned and should by shown on the Company's records as follows:

________________________________________________________________________________
________________________________________________________________________________

      6. Subscription Quantity. The undersigned does hereby subscribe for __________________________________ shares of the Company's common stock at a price of $1.00 per Share, for a total subscription price of $ _______________________________ , which amount is enclosed herewith.

      IN WITNESS WHEREOF, the undersigned has executed this subscription agreement, the day of , 2001.

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Name of Subscriber                       Social Security or Tax I.D. Number

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Name of Additional                       Social Security or Tax I.D.
Subscriber                               Number of Additional Subscriber
(if more than one)

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Residence Address                        Mailing Address (if different from
                                         Residence Address)

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City and State  Zip Code                 City and State  Zip Code

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Home Telephone Number                    Business Telephone Number and Area Code
                                         and Area Code

Form of Ownership:

(Circle One)

Individual  JTROS      Tenants   Custodian Trustee  Corporation    Partnership
Ownership   (all       in Common                    (authorized    (authorized
            parties    (both                        signature      signature
            must sign) parties                      and corporate  and
                       must sign)                   authorization  partnership
                                                    required)      authorization
                                                                   required)

Authorized Signature of                       Authorized Signature of
Subscriber                                    Additional Subscriber

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